LIMITED POWER OF ATTORNEY
 FOR SECTION 16 REPORTING OBLIGATIONS

       The undersigned hereby makes, constitutes, and appoints each of Kellye L.
Walker and Thomas S. Wyatt, each acting individually, as his or her true and lawful attorney-in-fact, with full power and authority to:

1. prepare, execute and submit the Form ID Application (along with signing the authentication) or any other documents necessary or appropriate with the
United States Securities and Exchange Commission (the "SEC") to enable the undersigned to file Forms 3, 4 and 5 electronically with the SEC; prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of American Water Works
Company, Inc. (the "Corporation"), with the SEC, any national securities exchanges or similar authorities, as considered necessary or advisable under
Section 16(a) of the Securities Exchange Act of 1934, as amended (the
"Exchange Act") and the rules and regulations promulgated thereunder;

2. seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Corporation's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the attorney-in-fact and approves and ratifies any such release of information; and

3. perform any and all other acts which in the discretion of such attorney-in-
fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

       The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, with full power of substitution, hereby ratifying all that each such attorney-in-fact , or such attorney-in-
fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this
Limited Power of Attorney.

       The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Corporation assuming, any of the undersigned's responsibilities to comply with Section 16 of the
Exchange Act.

       The Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in the Corporation's securities, unless earlier revoked by the undersigned in a signed writing delivered to each such attorney-in fact.

       IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed as of this 9th day of May, 2014.

           By: /s/ Edward Vallejo
                                                             Signature

                 Edward Vallejo
                                                            Print Name